NATIONWIDE LIFE INSURANCE COMPANY	FLEXIBLE PURCHASE PAYMENT
P.O. Box 182021	MODIFIED GUARANTEED
ANNUITY Columbus, OH 43218-2021

CONTRACT OWNER (or Plan Name):				SEX	M	F

ADDRESS				SOC.SEC. or TAX ID#

CITY/STATE/ZIP				DATE OF BIRTH		/	/
MM DD YY

ANNUITANT:				SEX M F
Maximum Issue Age 85.

ADDRESS				SOC.SEC.#

CITY/STATE/ZIP				DATE OF BIRTH		/	/
MM DD YY

JOINT CONTRACT OWNER:				SEX	M	F
Spouse only.

ADDRESS				SOC.SEC.

CITY/STATE/ZIP				DATE OF BIRTH		/	/
MM DD YY

CONTINGENT CONTRACT OWNER:				SEX	M	F

ADDRESS				SOC.SEC.

CITY/STATE/ZIP				DATE OF BIRTH		/	/
MM DD YY

CONTINGENT ANNUITANT:				SEX	M	F
Maximum Issue Age 85.

ADDRESS				SOC.SEC.

CITY/STATE/ZIP				DATE OF BIRTH		/	/
MM DD YY

BENEFICIARY: (Whole percentages only. Must equal 100%.)				Relationship				Birthdate

Primary	Contingent	Print Full Name (Last, First, MI)	Allocation	to Annuitant		Soc. Sec. No.		MM/DD/YY

☐

PLAN TYPE (an option must be elected): Tax Year						☐ Transfer (Transfer Form Required)	☐	Rollover

					☐	403(b) TSA (non-ERISA only)*
☐ IRA	☐	Roth IRA	☐	Non-Qualified
☐ SIMPLE*		SEP-IRA*		401(a) investment only*
*Additional Disclosure Documents				or Forms May Be Required.		SEP-IRAs require Form 5305.
REMARKS:

APO-4935	AO (2/2011)

Initial Purchase Payment: $       (minimum initial Purchase Payment $10,000 unless the Contract is issued as an IRA , Roth IRA, SIMPLE-IRA, or SEP-IRA, in which case the minimum initial Purchase Payment is $2,000). A copy of this application properly signed by the registered representative will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.

Purchase Payment Allocation must equal 100% (percentages only, minimum $1,000 per Guaranteed Period Option).

% 3 year Guaranteed Period Option*	% 7 year Guaranteed Period Option*
% 4 year Guaranteed Period Option*	% 8 year Guaranteed Period Option*
% 5 year Guaranteed Period Option*	% 9 year Guaranteed Period Option*
% 6 year Guaranteed Period Option*	% 10 year Guaranteed Period Option*

*The Guaranteed Period Options are subject to a Contingent Deferred Sales Charge (CDSC) and Market Value Adjustment (MVA). Details of these charges are in the Contract and prospectus.

% Transition Account**

**Rates on the Transition Account are not designed for long-term investing. Because the Transition Account may be liquidated by the Contract Owner at any time and without charge, interest rates paid are typically less than other types of interest accounts, including the Guaranteed Period Options offered under this Contract.

1.

NOTICE TO RESIDENTS IN FL AND TX: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when subject to a Market Value Adjustment are variable, may increase or decrease in accordance with the application of a Market Value Adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified. A Market Value Adjustment may be assessed on any Guaranteed Period Options that have not matured just prior to Annuitization and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

2.

FOR FL RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

3.

OH RESIDENTS ONLY: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

CONTRACT OWNER SIGNATURE

WILL THIS CONTRACT REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE OR ANNUITY CONTRACT?

Y   N   (If yes, explain in remarks and enclose replacement forms if applicable.)

A P P L I C A T I O N  S I G N E D  I N   O N

(State)              (Date)

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS

☐	CONTRACT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE APPLICATION OF A MARKET VALUE ADJUSTMENT AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.

CONTRACT OWNER’S E-MAIL ADDRESS

I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this contract.

The Contract payment or values under this Contract may be subject to a Market Value Adjustment and are not guaranteed as to a fixed dollar amount.

CONTRACT OWNER’S SIGNATURE

JOINT OWNER’S SIGNATURE

APO-4935	AO (2/2011)

REGISTERED REPRESENTATIVE SIGNATURE

WILL THIS CONTRACT REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE OR ANNUITY CONTRACT?

Y   N

REGISTERED REPRESENTATIVE’S NAME
(Print/Type Name)
REGISTERED REPRESENTATIVE’S SIGNATURE
(Signature)
REGISTERED REPERESENTATIVE’S SOC. SEC. #

FIRM NAME

Florida License Identification No.: (Florida Only)	BRANCH OFFICE

	(City/State)	(Telephone #)

THE COMPANY WILL NOT BE LIABLE FOR ANY LOSS, LIABILITY, COST OR EXPENSE FOR ACTING IN ACCORDANCE WITH THE REQUESTS OR INSTRUCTIONS OF THE CONTRACT OWNER OR JOINT OWNER.

APO-4935	AO (2/2011)